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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mycogen Corporation for the registration of shares of its commons stock and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements of Mycogen Corporation inlcuded in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                            /s/ Ernst and Young LLP
                              Ernst and Young LLP

San Diego, California
April 13, 1995


                                 EXHIBIT 23.1